UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2009

Commission File Number 001-31921

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3972986 (I.R.S. Employer Identification Number)

9900 West 109th Street
Suite 600
Overland Park, KS 66210
(913) 344-9200
(Address of principal executive offices and telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 3.03                                 Material Modification to Rights of Security Holders.

Please see the disclosure as set forth under Item 5.03 regarding the amendment and restatement of Compass Minerals International, Inc.'s (the "Company") Bylaws (the "Bylaws"), which are incorporated by reference into this Item 3.03.

Item 5.03                                Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 6, 2009, the Company's Board of Directors (the "Board") approved the amendment and restatement of the Company's Bylaws, effective immediately.

A description of the provisions amended (other than certain immaterial technical changes) is provided below. This description is a summary of the amendments to the Bylaws and is qualified in its entirety by reference to the Amended and Restated Bylaws (with amendments marked) filed herewith as Exhibit 3.1 and incorporated herein by reference. A clean copy of the Amended and Restated Bylaws is filed herewith as Exhibit 3.2.

Article II

Sections 2.15. This section has been amended and restated to clarify and add new requirements to the advance notice requirements that stockholders must follow in order to make either a director nomination or bring any other business at an annual or a special meeting of the stockholders. The amendments explicitly provide that the provisions of Sections 2.15(a)(1)(iii) and 2.15(b)(1)(ii) of the Bylaws are the exclusive means for a stockholder to make nominations or submit other business, other than proposals governed by Rule 14a-8 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (which provides its own procedural requirements). Sections 2.15(a) and (b) set forth the requirements, timing and information required to be provided to the Company about the stockholder proposing business or making a nomination, respectively, as well as the information required to be provided to the Company about any nominee for the Company's Board made by such stockholder. In addition, Section 2.15(b)(7) requires, among other things, that each person nominated by a stockholder for election or reelection as a director of the Company to submit a written questionnaire with respect to the background and qualification of such person and of the person on whose behalf such person is being nominated.

Under the Bylaws, subject to certain exceptions, director nominations or any other business cannot be brought before an annual meeting unless such nomination or proposal is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered the required written notice to the Company's Secretary not less than 90 days or more than 120 days prior to the first anniversary of the preceding year's annual meeting. Such notice must comply with the requirements of Section 2.15 of the Bylaws and stockholders of the Company desiring to submit a proposal or director nomination should carefully review the Bylaws to ensure compliance with the applicable provisions. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Article VIII

This Article has been amended to provide that the Bylaws can be adopted, amended or repealed and new bylaws may be adopted by the stockholders entitled to vote at an annual meeting of stockholders, provided that notice of the amendment under consideration is properly brought before the meeting pursuant to Section 2.15 of the Bylaws and such notice is set forth in the notice of meeting.

Article IX

Section 9.04. This section was amended to provide that the rights conferred under Article IX: (i) are contract rights, (ii) are intended to be retroactive to cover acts or omissions that occurred prior to the adoption of Article IX, (iii) continue as to each person who is or was a director or officer of the Company or is or was a director or officer of the Company serving at the Company's request as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or employee benefit plan (in each case, an "Indemnitee"), who has ceased to serve in his or her capacity, and (iv) fully vest at the time the Indemnitee first assumes his or her position. This section further provides that no amendment, alteration or repeal of Article IX will adversely affect any right of an Indemnitee with respect to actions or omissions that took place prior to such amendment, alteration or repeal.

Item 9.01                       Financial Statements and Exhibits.

3.1
Amended and Restated Bylaws of Compass Minerals International, Inc. (as adopted February 6, 2009), marked to show the changes resulting from the amendment and restatement reported in this Current Report on Form 8-K.

3.2	Amended and Restated Bylaws of Compass Minerals International, Inc. (as adopted February 6, 2009).

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                          COMPASS MINERALS INTERNATIONAL, INC.

Date:	February 12, 2009	/s/ Rodney L. Underdown
Rodney L. Underdown
Vice President and Chief Financial Officer